EXHIBIT 99.1

NEWS

ARM AND ARTISAN COMBINE TO DELIVER SYSTEM-ON-CHIP IP

SOLUTIONS

Transaction Creates One of the Broadest Suppliers of IP in the Industry

Companies to Combine Highly Complementary Products and Sales Channels

CAMBRIDGE, UK and SUNNYVALE, CALIF. – Aug. 23, 2004 – ARM Holdings plc (LSE: ARM); (Nasdaq: ARMHY) and Artisan Components, Inc. (Nasdaq: ARTI) today announced that they have entered into a definitive agreement under which ARM will acquire Artisan.

Highlights

•	Under the terms of the agreement, Artisan stockholders will receive $9.60 in cash and ARM stock equal to 4.41 ARM ADSs for each outstanding Artisan share. Based on closing prices for ARM ADSs as of August 20, 2004, the implied value is $33.89 per Artisan share, representing an aggregate consideration of approximately $913 million.

•	This transaction represents an excellent strategic combination:

•	Enables the combined company to deliver one of the industry’s broadest portfolios of system-on-chip (SoC) intellectual property (IP) to their extensive, combined customer base.

•	Better positions the combined company to take advantage of growth opportunities across multiple industries as system design complexity increases in the sub-micron age.

•	Highly complementary sales channels combining ARM’s channel to more than 130 silicon manufacturers, with Artisan’s channel to more than 2,000 companies.

•	Strengthens the links between key aspects of SoC development, enabling the combined company to deliver solutions that are further optimized for power and performance

•	Warren East, Chief Executive Officer of ARM will continue as Chief Executive Officer of the combined companies, with Lucio L. Lanza, Chairman of Artisan, and Mark R. Templeton, President and Chief Executive Officer of Artisan, joining the Board of Directors of ARM as a non-executive director and an executive director, respectively, on completion of the transaction.

•	Directors and executive officers of ARM and Artisan have agreed to vote in favor of the acquisition in respect of shareholdings amounting to an aggregate of approximately 2.7 percent of ARM’s outstanding shares and 4.6 percent of Artisan’s outstanding shares.

•	The completion of the transaction is expected to occur in the fourth quarter of 2004 and is subject to ARM and Artisan stockholder and regulatory approvals and other customary closing conditions.

Artisan is a leading provider of physical IP components for the design and manufacture of complex SoC integrated circuits (ICs). The company’s comprehensive product portfolio includes standard cell libraries, embedded memories, input/output cells, analog functions and high-speed interface IP. Artisan’s products are optimized for performance, density, power and yield and are available in support of process technologies at many of the world’s leading semiconductor manufacturers. Artisan has licensed its IP components to thousands of IC design teams at more than 2,000 companies worldwide.

ARM has relationships with more than 130 silicon manufacturers and with all of the leading Electronic Design Automation (EDA) companies; the company offers a preeminent portfolio of microprocessor, data engine and peripheral IP as well as software and development tools. Building on complementary capabilities, ARM expects that the combined company will deliver one of the broadest ranges of SoC IP solutions to the IC design community. The combined expertise of both companies in implementing complex systems in silicon will result in highly optimized solutions for low-power and high-performance designs.

“Artisan represents an excellent strategic fit with our vision to become the Architecture for the Digital World™,” said Sir Robin Saxby, Chairman, ARM. “With its focus on the leading manufacturers in the semiconductor industry and a broad range of OEM design teams, Artisan has a proven sales channel which will be highly complementary with the ARM sales channel. The combined entity will be able to reach more customers with a broader product portfolio to better serve our combined user community.”

“As system design complexity increases in deeper sub-micron technologies, so does the need for stronger links between all aspects of SoC development from library elements to advanced microprocessor IP and software,” said Warren East, Chief Executive Officer, ARM. “Combining forces with Artisan will enrich and expand our total IP offering. Furthermore, the combination is expected to provide greater access to ARM and Artisan technologies, delivering increased value to both companies’ customers and creating a new catalyst for innovation in the industry. Delivering enhanced IP where the total system is further optimized for low power and high performance will assist our customers to create new and exciting digital products. We will benefit greatly from the insights and experience of the talented Artisan professionals joining our team.”

“The combination of ARM and Artisan signals a new phase in the industry by meeting the increasingly important system design challenge of providing customers with a coherent IP offering, from architecture to silicon implementation,” said Lucio L. Lanza, Chairman, Artisan. “Putting complementary teams of designers together in one company working on software, system IP and physical IP will enable us to provide a higher level of value to our combined customers.”

“The strategic vision of this transaction is compelling,” said Mark R. Templeton, President and Chief Executive Officer of Artisan. “By joining forces with ARM, we are furthering our goal to be the IP partner of choice in the semiconductor industry. Combined with ARM, we will be better positioned to invest in new products and promote the adoption of Artisan’s products to a broader range of customers.”

Transaction Terms

Under the terms of the agreement, Artisan stockholders will receive $9.60 in cash and 4.41 ARM ADSs for each outstanding Artisan share. Based on closing prices for ARM’s ADSs as of August 20, 2004, the implied value is $33.89 per Artisan share, representing an aggregate consideration of approximately $913 million. Each Artisan stockholder will have the right to elect the percentage of the stockholder’s consideration received in cash, ARM ADSs or Ordinary Shares (ORDs), subject to pro ration and the total aggregate consideration being approximately $225 million in cash and approximately 374 million in new ORDs (or approximately 125 million ADSs). The stock component of the consideration is expected to be tax-free for the stockholders of Artisan. Following completion of the transaction, on a fully diluted basis, Artisan stockholders will own approximately 26% of the combined company. The cash portion of the consideration will be funded using ARM’s existing cash resources. The terms of the transaction have been unanimously approved by the Boards of Directors of both companies.

Financial Overview

As of June 30, 2004, under U.S. GAAP, Artisan had revenues and profits after taxes in the previous 12 months of $82.9 million and $17.3 million, respectively, and had net asset value of $205.1 million, of which $140.4 million was cash, cash equivalents and marketable securities. For the most recent fiscal year ended September 30, 2003, Artisan had revenues and profits after taxes of $68.5 million and $7.3 million, respectively, under U.S. GAAP.

The transaction is expected to be non-dilutive to ARM’s earnings per share within 12 months from closing, excluding the impact of one-time and non-cash acquisition related charges.

Break-up Fee Arrangements

ARM has agreed to pay a break-up fee to Artisan of approximately $18 million payable upon certain termination events under the transaction agreement. Furthermore, Artisan has agreed to pay a break-up fee to ARM of approximately $31 million or $18 million, depending on the nature of the termination event, payable under the transaction agreement upon certain termination events.

Management and Board of Directors

Lucio L. Lanza, Chairman of Artisan, and Mark R. Templeton, President and Chief Executive Officer of Artisan, will join the Board of Directors of ARM following completion of the transaction, increasing the total number of directors to 12. Mark R. Templeton is expected to enter into a service contract with the Company with effect from completion of the transaction.

Approvals, Timing and Consent

The completion of the transaction is expected to occur in the fourth quarter of 2004 and is subject to ARM and Artisan stockholder and regulatory approvals, other customary closing conditions and the admission of the new ARM shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange. ARM stockholders will receive in due course a circular containing full details of the acquisition and convening an Extraordinary General Meeting, and listing particulars related to the new ARM shares to be issued as consideration for the acquisition. Artisan stockholders will receive a proxy statement in connection with Artisan’s special meeting of stockholders.

ARM and Artisan will be hosting a presentation and conference calls to discuss the transaction on Monday, August 23, 2004, at Financial Dynamics, Holborn Gate, 26 Southampton Buildings, London, WC2A 1PB:

Presentation and Call

9.30am BST / 10.30am CET / 4.30am EST / 1.30am PST

UK / European Participants – Telephone: +44 (0)1452 542 303

US Participants – Telephone: +1 866 389 9778

Call Only

1.30pm BST / 2.30pm CET / 8.30am EDT / 5.30am PST

UK / European Participants – Telephone: +44 (0) 1452 542 304

US Participants – Telephone: +1 866 389 9780

ARM will also host an audio webcast at www.arm.com, as well as provide a taped recording available from approximately one hour after the call’s end, for five days. Dial-in details as follows:

9.30am BST / 10.30am CET / 4.30am EST / 1.30am PST

UK / Europe – Telephone: +44 (0)1452 55 00 00; Access code 9652259#

US – Telephone: +1 706 645 9291; Access code: 9652259#

1.30pm BST / 2.30pm CET / 8.30am EDT / 5.30am PST

UK / Europe – Telephone: +44 (0) 1452 55 00 00; Access code 9652260#

US – Telephone: +1 706 645 9291; Access code: 9652260#

About Artisan

Artisan is a leading provider of physical intellectual property (IP) components for the design and manufacture of complex system-on-a-chip integrated circuits. Artisan’s products include embedded memory, standard cell, input / output, analog and mixed-signal components, which are designed to achieve the best combination of performance, density, power and yield for a given manufacturing process. Artisan has licensed its IP components to over 2,000 companies involved in integrated circuit design. Artisan is headquartered in Sunnyvale, California. More information about Artisan, including free library access, can be found at www.artisan.com.

About ARM

ARM designs the technology that lies at the heart of advanced digital products, from wireless, networking and consumer entertainment solutions to imaging, automotive, security and storage devices. ARM’s 16/32-bit RISC microprocessors, data engines, peripherals, software and tools, combined with the company’s broad partner community, provide a total system solution that offers a fast, reliable path to market for leading electronics companies. More information on ARM is available at www.arm.com.

Important Information for Investors and Stockholders

ARM and Artisan will file a proxy statement/prospectus with the SEC in connection with the proposed transaction. ARM and Artisan urge investors and security holders to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by ARM are available free of charge by contacting ARM Holdings plc Investor Relations, 110 Fulbourn Road, Cambridge, UK, CB1 9NJ, +44 (0)1223 400400, and on ARM’s web site at www.arm.com; documents filed with the SEC by Artisan are available free of charge by contacting Artisan Components, Inc. Investor Relations, 141 Caspian Court, Sunnyvale, California, 94089, (408) 734-5600, on Artisan’s web site at www.artisan.com or on the SEC’s web site at www.sec.gov. Documents on Artisan’s web site are not a part of this press release.

ARM and ARM’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Artisan in connection with the transaction. A description of the interests of directors and executive officers of ARM is set forth in its Annual Report on Form 20-F for the year ended December 31, 2003, which was filed with the SEC. If and to the extent that any of ARM’s directors and executive officers will receive any additional benefits in connection with the transaction that are unknown as of the date of this filing, the details of those benefits will be described in the definitive proxy statement/prospectus. Investors and security holders can obtain additional information regarding the direct and indirect interests of ARM’s directors and executive officers in the transaction by reading the definitive proxy statement/prospectus when it becomes available.

Artisan and Artisan’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. A description of the interests of directors and executive officers of Artisan is set forth in the proxy statement for Artisan’s 2004 annual meeting of stockholders, which was filed with the SEC on January 27, 2004. Mr. Templeton is expected to enter into an employment agreement with ARM, effective upon the closing of the proposed acquisition, that will be described in the proxy statement/prospectus. Mr. Lanza, Artisan’s Chairman, may be deemed to be a participant in the solicitation of proxies of ARM’s shareholders in connection with the proposed acquisition. A description of the non-employee director appointment letter similar to that into which Mr. Lanza would enter in upon joining the ARM Board of Directors at the closing of the proposed acquisition is described in ARM’s Annual Report on Form 20-F. If and to the extent that any of Artisan’s directors and executive officers will receive any additional benefits in connection with the transaction that are unknown as of the date of this filing, the details of those benefits will be described in the definitive proxy statement/prospectus. Investors and security holders can obtain additional information regarding the direct and indirect interests of Artisan’s directors and executive officers in the transaction by reading the definitive proxy statement/prospectus when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about ARM and Artisan. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to ARM, Artisan, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of ARM and Artisan, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of ARM and Artisan to the transaction and economic and political conditions in the U.K., U.S. and elsewhere. The actual results or performance by ARM or Artisan could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ARM or Artisan. ARM and Artisan are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. More information about potential factors that could affect ARM’s business and financial results is included in ARM’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Artisan, see the information under the captions “Factors Affecting Future Operating Results” contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed with the SEC.

ARM is a registered trademark of ARM Limited. Artisan Components and Artisan are registered trademarks of Artisan Components, Inc. All other brands or product names are the property of their respective holders. “ARM” is used to represent ARM Holdings plc (LSE:ARM and Nasdaq:ARMHY); its operating company ARM Limited; and the regional subsidiaries ARM INC.; ARM KK; ARM Korea Ltd.; ARM Taiwan; ARM France SAS; and ARM Consulting (Shanghai) Co. Ltd.; and ARM Belgium N.V.

Enquiries

ARM Investors:

Tim Score	Sarah Marsland

ARM	Financial Dynamics

Tel: +44 (0)1223 400537	Tel: +44 (0)20 7831 3113

tim.score@arm.com	sarah.marsland@fd.com

Artisan Investors:

Rosie Sanford

Artisan

Tel: +1 408 548 3122

ARM Media:

Julie Seymour	Stacy Perry

ARM	Text100 Public Relations

Tel: +44 (0)1223 406169	Tel: +1 415 593 8484

julie.seymour@arm.com	stacyp@text100.com

Artisan Media:

Claudia Natalia

Artisan

Tel: +1 408 548 3172

claudia@artisan.com

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